UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 1, 2010, the Board of Directors of Exelixis, Inc. (the “Company”) approved a restructuring plan that is expected to result in a reduction of the Company’s workforce by approximately 65% over a two-year period. The Company had approximately 400 employees as of December 1, 2010. The restructuring plan is a consequence of the Company’s decision to focus its investments and proprietary activities on the late-stage development and commercialization of its lead compound XL184.

The Company expects to complete an initial reduction of approximately 40% of its personnel, consisting of a reduction of approximately 144 employees and the elimination of an additional 16 currently open positions, by the end of 2010. Personnel reductions will be made across the Company’s entire organization, including discovery, development and general & administrative (“G&A”) departments. Further personnel reductions are expected to be made through the end of 2012 as the Company completes its obligations under collaboration agreements and withdraws resources from completed projects.

With the exception of activities related to XL184, the Company will discontinue efforts with respect to all programs that are not reimbursed by partners pursuant to collaboration agreements. Spending on proprietary clinical programs will be focused exclusively on XL184. Fully reimbursed discovery and clinical activities under various collaborations will continue at funded levels until the Company completes its contractual obligations. Such funded programs include XL147, XL765 and isoform-selective PI3K inhibitors in collaboration with sanofi-aventis, the Company’s S1P1 collaboration with Boehringer Ingelheim GmbH and XL281 and the Company’s recently announced ROR collaboration with Bristol-Myers Squibb Company. G&A operations will be reduced significantly to reflect the Company’s smaller and more focused operations.

The Company expects to record an aggregate restructuring charge related to one-time termination benefits and equipment write-downs in the range of approximately $10 million to $15 million, of which approximately $8 million is expected in the fourth quarter of 2010 and the remainder is expected in the first three quarters of 2011. The Company expects to incur additional charges as a result of the restructuring plan, including facility-related charges and potentially other charges, and expects to record the majority of these expenses during the fiscal year 2011 as they are determined. The Company is currently unable to estimate the total amount or range of amounts expected to be incurred in connection with the restructuring plan for each major type of cost or in the aggregate. The Company expects that the restructuring plan will result in aggregate cash expenditures of approximately $7 million, of which approximately $2 million is expected in the fourth quarter of 2010 and the remainder is expected in the first three quarters of 2011.

As described above, the Company is currently unable in good faith to make a determination of the estimates or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Report under Item 2.05 within four business days after the Company’s determination of such an estimate or range of estimates.

The restructuring charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Item 8.01.	Other Events.

On December 2, 2010, the Company announced that it is prioritizing its efforts on the clinical development of XL184 as a potential treatment for metastatic castration-resistant prostate cancer, based on encouraging data from the cohort for this indication in the Company’s ongoing phase 2 randomized discontinuation trial presented at the 22nd EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics in November 2010. The Company also will focus its efforts on its ongoing phase 3 clinical trial of XL184 as a potential treatment for medullary thyroid cancer. Assuming positive results from this registration trial, the Company currently expects to submit a new drug application, or NDA, for XL184 as a treatment for medullary thyroid cancer in the United States in the second half of 2011. Another priority for the Company will be to generate additional data in the various other cohorts of the XL184 randomized discontinuation trial to support further prioritization of the Company’s clinical and commercial options. The Company no longer plans to initiate a phase 3 registration trial of XL184 as a potential treatment for recurrent glioblastoma by the end of 2010.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of implementation and completion of actions related to the Company’s restructuring plan, the satisfaction of the Company’s obligations under collaboration agreements, expected charges and expenses related to the Company’s restructuring plan, and the timing thereof, the Company’s future development plans and priorities for XL184 and the Company’s expectation that it will file a new drug application for XL184 as a treatment for medullary thyroid cancer in the United States in the second half of 2011. Words such as “expects,” “will,” “may,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the restructuring plan to the extent currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated expenses and charges not currently contemplated that may occur as a result of the restructuring plan, the Company’s ability to execute on its strategy, risks related to the potential failure of XL184 to demonstrate safety and efficacy in clinical testing, the Company’s ability to conduct clinical trials of XL184 sufficient to achieve a positive completion, the sufficiency of the Company’s capital and other resources, the uncertain timing and level of expenses associated with the development of XL184, the uncertainty of the FDA approval process, market competition and general business and economic conditions. The Company’s quarterly report on Form 10-Q for the quarter ended October 1, 2010 contains under the heading “Risk Factors” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except for the obligation to amend Item 2.05 of this Current Report on Form 8-K following a determination of the estimates or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary